[N-S logo]             National-Standard

                            Corporate Headquarters
     [Vertical
     Line]




     Michael B. Savitske

     President and
     Chief Executive
     Officer                                           December 15, 1995

                            Dear Shareholder:

                            You are cordially invited to attend the Annual Meeting of Shareholders which will be held on January 25, 1996, 9:30 AM (local time) at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana.

                            The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on the 1996 outlook for the Company, and shareholders will have the opportunity to ask questions and meet our officers, directors and auditors present at the meeting.

                            We are pleased by our shareholders' continued interest in National-Standard and appreciate that in the past, so many of you have voted your shares in person or by proxy; we hope that you will continue to do so and urge you to return your proxy card promptly. In this way, you can be sure your shares will be voted at the meeting, and you will help us avoid the expense of a follow-up mailing.

                                                       Sincerely,



                              NATIONAL-STANDARD COMPANY
                                  1618 TERMINAL ROAD
                                NILES, MICHIGAN  49120




                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   January 25, 1996

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of NATIONAL-STANDARD COMPANY will be held at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana, on the 25th day of January, 1996 at 9:30 AM (EST) for the following purposes:

         (1)   To elect three directors to serve three years;

         (2) To consider any other matters which may properly come before the meeting or any adjournment thereof.

        Accompanying this notice of annual meeting is a form of proxy, a proxy statement, and a copy of the Company's Annual Report for the fiscal year ending September 30, 1995, all to be mailed on or about December 15, 1995.

        The stock transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 1, 1995 will be entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors,


                                           R. J. VanSteelandt
                                           Secretary
     Niles, Michigan
     December 15, 1995

                                      IMPORTANT

     WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. THEREFORE, PLEASE FILL IN, DATE, SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP NECESSARY IF MAILED IN THE UNITED STATES.

                              NATIONAL-STANDARD COMPANY
                                   NILES, MICHIGAN

                                   PROXY STATEMENT
                   Annual Meeting of Shareholders, January 25, 1996

         This Proxy Statement is furnished by the Board of Directors (the "Board") of National-Standard Company (the "Company"), in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, January 25, 1996 and at any adjournment thereof. Mailing of the proxy material will begin on or about December 15, 1995. Shareholders of record as of December 1, 1995 of the Company's Common Stock will be entitled to one vote for each share held on all matters to come before the meeting.

         On December 1, 1995, there were outstanding 5,385,018 shares of Common Stock; no other securities are entitled to vote at the meeting.

             Stock Ownership of Certain Beneficial Owners and Management

         Set forth in the following table are the beneficial holdings on December 1, 1995 of each person known by the Company to own beneficially more than 5% of its common stock, executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                              Number of Shares of
                                                 Common Stock
     Beneficial Owner or Management           Owned Beneficially  % of Class<F6>

     National-Standard Company
     Master Investment Trust                     1,475,079<F1>            27.4
     c/o First Trust Illinois
     410 North Michigan Avenue
     Chicago, Illinois  60611

     National-Standard Company                      630,87<F2>            11.7
     Employees' Stock Savings Trust
     c/o Comerica Bank
     Renaissance Center
     Detroit, Michigan  48243

     Dimensional Fund Advisors, Inc.               286,900<F3>             5.3
     1299 Ocean Avenue, Suite 650
     Santa Monica, California  90401

     The Killen Group, Inc.                        372,000<F4>             6.9
     1189 Lancaster Avenue
     Berwyn, Pennsylvania  19312

     Michael B. Savitske                             9,758                -
     William D. Grafer                               7,238                -
     David L. Lawrence                               5,662                -
     Rene J. Van Steelandt                           6,714                -
     Executive Officers and Directors as a Group    63,272<F5>             1.2

     <F1> First Trust Illinois has informed the Company that it held, as of
          December 1, 1995, such shares of the Company's Common Stock as Trustee under the Company's Master Investment Trust. Under the terms of the Trust, the Company's Investment Committee directs the Trustee with respect to disposition and voting of such shares.

     <F2> Comerica Bank has advised the Company that it held, as of December 1,
          1995, such shares as Trustee under the Company's Employees' Stock Savings Plan. Under terms of the Trust, the shares held therein are voted by the Trustee in the same proportion as the voting instructions received from the Plan's participants.

     <F3> Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 286,900 shares of the Company's Common Stock as of December 1, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole dispositive power for all 286,900 shares and sole voting power for 158,300 of those shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 109,500 additional shares which are owned by the Fund and 19,100 shares which are owned by the Trust.

     <F4> The Killen Group, Inc. ("Killen"), has accumulated 372,000 shares of the Company's Common Stock as of December 1, 1995. Killen has accumulated these shares for investment purposes and does not exert voting control over the majority of these shares. Killen does have the power to increase or decrease this investment position.

     <F5> Shares shown as beneficially owned include 27,885 shares held in trust under the Employees' Stock Savings Plan, but do not include 204,431 shares which may be acquired within 60 days of December 1, 1995 through the exercise of stock options under the Long-Term Incentive Plan and the National-Standard Stock Option Plan.

     <F6> Less than 1% unless otherwise indicated.

                          ELECTION OF DIRECTORS (Proposal 1)

         The Board of Directors is composed of seven members divided into two classes of two members each and one class of three members, with one class being elected in each year to serve a three-year term, all as provided in the Certificate of Incorporation and the By-Laws. Unless otherwise specified, proxies will be voted to elect Mr. Harold G. Bernthal, Mr.
     John E. Guth, Jr., and Mr. Ernest J. Nagy for three-year terms.

         If any nominee should not be able to serve (which management has no reason to anticipate), the proxies will be voted for such person as shall be designated as a replacement by the Board of Directors. Information relative to the nominees for election and directors continuing in office is set forth in the following table. No nominee or director owns more than one percent of the Company's Common Stock.


                                                                       Common
                                                          Year      Stock Owned
                                                          First    Beneficially
                             Principal Occupation        Became a  as of Dec. 1,
       Name              Age and Other Information       Director     1995<F1>

     Nominees to serve
     until the annual
     meeting in 1999:

     Harold G. Bernthal   67 Chairman, CroBern, Inc.        1986     10,200
                             (health care management
                             and investment company);
                             Director, Butler Manufac-
                             turing Company, Nalco
                             Chemical Company.

     John E. Guth, Jr.    67 Chairman of the Board of       1972      6,700
                             the Company since July 1989;
                             previously President and
                             Chief Executive Officer,
                             SRA Division of MacMillan/
                             McGraw Hill School Publish-
                             ing Co. (educational
                             publications), 1989 to 1992.

     Ernest J. Nagy       65 Chairman, Tri Star Distrib-    1986      7,000 <F2>
                             uting, Inc. (distributor of
                             electronic components for the
                             recreational vehicle industry);
                             previously Chairman, Sudler,
                             Nagy, Inc. (real estate manage-
                             ment and investments) 1990 to
                             1995; previously President and
                             Chairman, Riblet Products
                             Corporation (recreational
                             vehicle and manufactured housing
                             components), 1975 to 1990.

     Directors to serve
     until the annual
     meeting in 1998:

     David F. Craigmile   67 Director, Elkay Manufac-       1989      1,150
                             turing Company; formerly
                             President, Elkay Manufac-
                             turing Company (plumbing
                             and drinking water products),
                             1985 to 1994.

     Donald F. Walter     63 Financial Consultant, Walter   1983        800 <F3>
                             & Keenan Financial Consulting
                             Co.; Director, MetroBanCorp.,
                             CerProbe Corp.

     Directors to serve
     until the annual
     meeting in 1997:

     Michael B. Savitske  54 President and Chief Exec-      1989      9,900 <F4>
                             utive Officer of the Company.

     Charles E. Schroeder 60 President, Miami Corporation   1973      8,050 <F5>
                             (a private investment
                             company).

     <F1> Includes in some cases shares held in fiduciary capacity or by wives, children or relatives. The inclusion of these shares is not an admission of beneficial ownership for any other purpose. Each nominee or director has sole voting and investment power over the shares shown as beneficially owned except as noted in footnotes (3) and (4) below and except for shares held in the Employees' Stock Savings Plan, as to which they have sole voting but no investment power.

     <F2> Includes 2,000 shares owned through JNS Realty partnership.

     <F3> Not included are 5,000 shares owned by the Edward and Irma Hunter
          Foundation, on which board Mr. Walter serves as trustee and shares voting and investment power with other trustees. Mr. Walter disclaims beneficial ownership of such shares.

     <F4> Shares shown as beneficially owned include 9,500 shares held in trust under the Employees' Stock Savings Plan but do not include 123,941 shares which may be acquired within 60 days of December 1, 1995 through the exercise of stock options under the Long-Term Incentive Plan and the National-Standard Stock Option Plan.

     <F5> Includes 5,831 shares voted by Mr. Schroeder as trustee of certain family trusts. The inclusion of these shares is not an admission of beneficial ownership for any other purpose.

     The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors.

          The Board of Directors recommends a vote FOR election of the three nominees to serve until the Annual Meeting in 1999 (Proposal 1).

                      Organization and Remuneration of the Board

          The Board of Directors has a standing Audit Committee, a Compensation/Nominating Committee, and an Executive Committee.

          The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Audit Committee held two meetings during the fiscal year ended September 30, 1995. Its members are Mr. Bernthal, Chairman, Mr. Nagy, and Mr. Schroeder.

          The Compensation/Nominating Committee, composed of non-employee directors, reviews and recommends executive and director compensation, including bonus payments to elected corporate officers. It also has as its stated purpose to develop, establish and recommend to the Board criteria for the nomination and tenure of the directors and to submit for approval of the Board nominees for election as directors at each annual meeting of shareholders and for any vacancy that may occur on the Board from time to time. The Committee may consider nominees recommended by shareholders or anyone else, or, in its discretion, may limit its consideration to nominees selected by the Committee. Any shareholder wishing to recommend a nominee may forward such recommendation to the Compensation/Nominating Committee, c/o the Secretary of the Company. The Committee members communicate with each other from time to time in person and by telephone and act on matters by either a formal meeting or by unanimous written consent. The Committee held four meetings during the 1995 fiscal year. Its members are Mr. Walter, Chairman, Mr. Craigmile, Mr. Guth, and Mr. Schroeder.

          The Executive Committee has, during the interval between regular meetings of the Board of Directors, the authority to exercise all the powers of the Board which may be legally delegated to it in the management and direction of the business and affairs of the Company. The current members of the Committee are Mr. Craigmile, Chairman, Mr. Guth, and Mr. Savitske. The Committee met six times in 1995.

          The Company's Board of Directors held six meetings during the 1995 fiscal year. Except for Mr. Schroeder, who missed two Board of Directors meetings and two Compensation/Nominating Committee meetings held on the same day, all directors were present for 75% or more of the total number of meetings of the Board and its Committees.

          Under the Company's Directors' Retirement Income Plan, a non-employee director is entitled to receive an annual retirement benefit, paid quarterly, equal to the annual retainer payable to such director during his last full year on the Board. Such director's normal retirement date is the later of age 70 or the end of any term of service on the Board in which he attains age 70. No director whose appointed or elected service on the Board is less than five years will be entitled to a retirement benefit. Such amount is payable over a period as measured by the shortest of:

          (a)  life, or

          (b)  years of service on the Board as computed in full quarters, or

          (c)  10 years.

          The above benefits are payable only to the retired director. In the event of death while on the Board, a death benefit equal to a full year's retainer fee will be paid to such director's designated beneficiary.

          Directors who are employees of the Company receive no additional compensation for service on the Board. Directors who are not employees of the Company each receive an annual retainer of $12,000 (the Chairman's retainer is $36,000), plus a fee of $800 for each Board or Committee meeting attended and $250 for each subsequent meeting attended in the same day. All directors are reimbursed out-of-pocket expenses in attending Board or Committee meetings; directors, as such, do not participate in any Executive Compensation Plans.

          COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          This report by the Compensation/Nominating Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                               Fiscal 1995 Performance

          In fiscal 1995, the Company's management continued to pursue the plan of refinancing debt, exiting non-profitable and nonstrategic product lines and subsidiaries, and investing in the core wire and air bag materials business. The 1995 net income of $7.4 million compared to prior year losses is indicative of the level of success achieved in developing, implementing, and adhering to a sound strategic plan.

          The Committee believes that the Company is positioned for continued improved profitability in 1996 and beyond.

                          Executive Compensation Philosophy

          The Company's compensation program for officers is based on two objectives:

         (1) Attract and retain qualified, talented and effective executives.

         (2) Motivate those executives to maximize profits and returns to shareholders.

         To that end, the Company's executive compensation program has the following components:

         Base Salaries are currently targeted at or below the 50th percentile (median) for similar-size manufacturing companies. Base salaries for most officers are below median competitive levels, based on surveys of similar-size companies comparable in sales and financial condition.

         Annual Incentive Compensation opportunities are currently targeted to be below median competitive levels for similar-size manufacturing companies. Incentive awards can vary significantly, depending primarily on Company net income. No incentive awards are made if the Company does not generate a profit. Consequently, no incentive awards had been paid to officers for several years. The 1995 performance, however, has resulted in incentive awards as noted elsewhere in this statement.

         Long-Term Incentive opportunities are now targeted at or below median competitive levels for similar-size manufacturing companies and are based solely on the Company's long-term stock performance. After several years with no long-term incentives, the Board voted and the shareholders approved the adoption of a stock option plan in 1993. Stock option grants were made to executives in 1993 and 1995.

                                     1995 Actions

         Subsequent to the 1992 fiscal year end, the Board conducted a thorough review of the entire executive compensation program. This review was updated during 1995. It included a careful analysis of the executive pay levels and incentive opportunities relative to the market. This analysis resulted in the aforementioned stock option plan and an annual incentive plan that is based on achieving net income and reaching certain levels of performance toward goals established annually by the Board of Directors.

         The Company has returned to profitability and exceeded its profit plan objectives for the period involved. The performance graph on page 10, although not an absolute determinant, is another indicator of the improvements and progress made by the Company. Taking all of this into account, the Board granted salary increases to certain officers during the fiscal year.

         The 1995 actions are in keeping with the compensation philosophy stated above.

                                       Compensation/Nominating Committee:
                                         Donald F. Walter, Chairman
                                         David F. Craigmile
                                         John E. Guth, Jr.
                                         Charles E. Schroeder

                              SUMMARY COMPENSATION TABLE

                                                          Long-Term Compen-
                                      Annual Compensation   sation Awards
           (a)               (b)    (c)       (d)      (e)       (g)      (i)
                                                  Other Annual         All Other
         Name and                                    Compen-   Options  Compen-
     Principal Position     Year   Salary    Bonus sation<F1>    (#)  sation<F2>

     Michael B. Savitske    1995 $243,750  $102,375   $550     20,000   $4,620
       President and Chief  1994  218,750         0    900          -    4,620
       Executive Officer    1993  200,000         0    700    100,000    4,497

     William D. Grafer      1995  146,625    51,319    500     15,000    4,399
       Vice President,      1994  134,000         0    625          -    4,020
       Finance              1993  126,500         0    700     27,000    3,796

     David L. Lawrence      1995   97,150    32,953      0      7,500    2,825
       Treasurer, Assistant 1994   88,000         0      0          -    2,014
       Secretary            1993   83,500         0      0     15,000    1,879

     Rene J. VanSteelandt   1995   91,917    32,171    550          -    2,763
       General Counsel and  1994   88,184         0    425          -    2,646
       Secretary            1993   95,547         0    400     14,000    2,866

     <F1> Amounts reimbursed during the fiscal year for payment of taxes.

     <F2> Amounts are Company-matching contributions to the Employees' Stock
          Savings Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                           Potential Realizable
                                                             Value at Assumed
                                                          Annual Rates of Stock
                                                            Price Appreciation
                                Individual Grants            For Option Term
           (a)           (b)      (c)       (d)        (e)       (f)      (g)
                               % of Total
                                Options
                               Granted to
                       Options Employees Exercise
                       Granted in Fiscal   Price   Expiration
           Name          (#)      Year   ($/Share)    Date      5% ($)  10% ($)

     Michael B. Savitske 20,000  29%  $10.625  March 15, 2005 $133,640 $338,680

     William D. Grafer   15,000  21%   10.625  March 15, 2005  100,230  254,010

     David L. Lawrence    7,500  11%   10.625  March 15, 2005   50,115  127,005

                             YEAR-END OPTION VALUE TABLE

           (a)                         (d)                        (e)
                                                          Value of Unexercised
                              Number of Unexercised           In-The-Money
          Name              Options at Sept. 30, 1995  Options at Sept. 30, 1995
                                (All Exercisable)          (All Exercisable)

     Michael B. Savitske            123,941                    $560,764

     William D. Grafer               42,800                     177,950

     David L. Lawrence               23,690                      99,448

     Rene J. VanSteelandt            14,000                      68,250

                         SALARIED EMPLOYEES' RETIREMENT PLAN

         The Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan and provides for an annual lifetime pension at normal retirement age (the later of age 65 or five years of participation in the Plan) equal to 1.5% of the participant's total cash compensation from the Company (including any contributions made to the Employees' Stock Savings Plan from their pre-tax remuneration) for the period of covered employment occurring after October 1, 1987. The compensation elements upon which the Plan benefits are based are salary, commissions and payments of cash awards under the various incentive plans.

         The Company funds the entire cost of the Plan by periodic contributions to the Plan trust on an actuarial basis. Company contributions to the trust are not allocated to the account of any particular employee; officers participate in the Plan on the same basis as all other employees of the Company who are covered by the Plan.

         Should they continue their covered employment with the Company at their 1995 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime pension at normal retirement age under the Plan would be $44,879 for Mr. Savitske; $46,591 for Mr. Grafer; $34,760 for
     Mr. Lawrence; and $25,989 for Mr. VanSteelandt.

                            SUPPLEMENTAL RETIREMENT PLANS

         The Supplemental Retirement Plan (the "SRP") provides an annual supplemental pension benefit to any participant in the Salaried Employees' Retirement Plan whose benefit under that plan is reduced or limited as a result of rules set forth in the Internal Revenue Code. The funding of the cost of this benefit will come from the general assets of the Company.

         Should they continue their covered employment with the Company at their 1995 annual rate of cash compensation until attainment of normal retirement age, the annual lifetime benefit at normal retirement age under the SRP would be $20,700 for Mr. Savitske and $795 for Mr. Grafer.

         The Company, with the recommendation of the Compensation/Nominating Committee and approval of the Board of Directors, has entered into a Targeted Retirement Benefit Plan (the "Plan) with Mr. Savitske and Mr. Grafer. The provisions of the Plan provide that participants' retirement benefit will not be less than 55% of final average earnings. To the extent that Company funded benefits from the Salaried Employees' Retirement Plan and all other sources do not achieve this target, the Plan will make up the difference. The funding of the cost of this Plan will come from the general assets of the Company.

         Should they continue their covered employment with the Company at their 1995 annual rate of cash compensation until attainment of normal retirement age, the estimated annual lifetime benefit at normal retirement age under this Plan would be $12,500 for Mr. Savitske. There would be no estimated annual lifetime benefit at normal retirement age under this Plan for Mr. Grafer.

     National-Standard Company
     Relative Market Performance
     Total Return for Fiscal Years Ending September 30


     [line chart]


                        1991        1992       1993        1994        1995

     N-S Co.           $  31       $  66
                                               $183        $263        $309

     S&P 400             150         169        210         213         268

     Peer Group          122         128        159         183         181

     Assumes $100 invested October 1, 1990 in National-Standard Co. Common Stock, S&P 400 Midcap index and industry peer group (dividends reinvested).

                         Peer Group Used in Performance Chart

         The peer group shown in the performance chart is a subset of the "Specialty and Other Products" subgroup of the Standard and Poor's Steel and Heavy Machinery group and consists of the following companies:
     Birmingham Steel Corp., Carpenter Technology, Chaparral Steel Company, Commercial Metals, Keystone Construction Industries, Inc., Lukens, Inc., Quanex Corp., and Timken Co.

                       INFORMATION REGARDING OTHER TRANSACTIONS

         The Company has existing Supplemental Compensation Agreements with all officers of the Company (four persons including Mr. Savitske) which, following a change in control of the Company, provide, among other things, for a termination compensation payment equal to two years' compensation to the officer in the event of his termination of employment by the Company or by such officer in the event of a substantial change in his job responsibilities.

         A "change in control" is defined in such Agreements as the acquisition by any person or entity (other than any employee benefit plan) of 40% or more of combined voting power of the Company's outstanding securities, or a change in the membership of a majority of the Board of Directors following the acquisition by any person or entity (other than an employee benefit plan) of 20% or more of the combined voting power of the Company's outstanding securities. These Agreements extend through September 30, 1996.

         In April 1995, the Company entered into an employment agreement with Mr. VanSteelandt providing for a monthly base salary of $7,083, a special termination payment of $59,000 at the end of the agreement, and normal fringe and other benefits. The initial term of the agreement is for twelve months. It will be automatically extended for an additional twelve months at March 31 of each year unless terminated by Mr. VanSteelandt or the Company.

                                       AUDITORS

         During 1995, the Company engaged the firm of KPMG Peat Marwick LLP as independent public accountants to render audit services, including such matters as the annual audit of financial statements for the Company and its subsidiaries. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the fiscal year ending September 30, 1996. A representative of KPMG Peat Marwick LLP will be present at the meeting with the opportunity to make a statement if appropriate and will be available to respond to questions.

         ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

         The Company is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended September 30, 1995 will be made available without charge to any person entitled to vote at the Annual Meeting. Written request should be directed to R. J. VanSteelandt, Office of the Corporate Secretary, National-Standard Company, 1618 Terminal Road, Niles, Michigan 49120.

                                    MISCELLANEOUS
                                 Cost of Solicitation

         The cost of soliciting proxies from the shareholders of the Company will be borne by the Company. Proxies may be solicited by mail, personal interviews, telephone and facsimile transmission (FAX). It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

         The Company has retained D. F. King & Co., 77 Water Street, New York, New York to assist in the solicitation of proxies by such methods. D. F. King & Co. will receive for such services a fee of $5,000.00 plus out-of-pocket expenses and disbursements. Certain directors, officers and regular employees of the Company may also solicit proxies by such methods without additional remuneration therefor.

                         Submission of Shareholder Proposals

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with rules and regulations of the Securities and Exchange Commission. To have such proposals considered for inclusion in the Proxy Statement and Proxy of the Board of Directors for the 1997 Annual Meeting, such proposals must be received by the Secretary of the Company no later than August 15, 1996.

         In addition, the Bylaws provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting. The notice must state the shareholder's name, address, number of shares of Common Stock held, and briefly describe the business to be brought before the meeting and any material interest of the shareholder in the proposal.

                         Dividend Reinvestment Service Shares

         For shareholders in the Company's Dividend Reinvestment Service offered by the State Street Bank and Trust Company, Boston, Massachusetts, the Bank will vote any shares that it holds for the participant's account in accordance with the proxy returned by the participant to the Bank in respect of the shares of the Company Stock held by the Bank in such participant's account. Shares in respect of which a proxy or other written instructions are not received by the Company or the Bank will not be voted.

                      Manner in Which the Proxies Will Be Voted

         In the absence of contrary direction, the persons named in the enclosed proxy propose to vote the proxies FOR the election of each of the above nominees to the Board. Management knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter. Abstentions and broker non-votes will be counted to determine if a quorum is present. Broker non-votes are not counted in determining the number of shares voted for or against any proposal. However, an abstention by any shareholder is counted as if it were a vote against any proposal.

         Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly. A proxy may be revoked at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. A shareholder may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on such shareholder's behalf.

                                      By Order of the Board of Directors,

                                      R. J. VanSteelandt
                                      Secretary


  PROXY                                                                  PROXY

                               NATIONAL-STANDARD COMPANY
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                     The undersigned, revoking all previous proxies, appoints
            MICHAEL B. SAVITSKE and DONALD F. WALTER, or either of them, proxies of the undersigned, with full power of substitution to vote all stock the undersigned is entitled to vote at the National-Standard Company Annual Meeting of Stockholders to be held on January 25, 1996, and any adjournments thereof, (1) as specified on the matters set forth below and (2) in their discretion on such other matters as may properly come before the meeting.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE WITH AUTHORITY
                           FOR THE ELECTION OF THREE DIRECTORS.

            Proposal 1  WITH [ ]  WITHOUT [ ]  Authority to vote for all nominees listed below:
                                               Harold G. Bernthal
                                               John E. Guth, Jr.
                                               Ernest J. Nagy

            INSTRUCTION:
            To withhold authority to vote for any individual nominee, write that nominee's name on the space provided here: ______________

                                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



                                                  (Continued from other side)

            ACCOUNT NUMBER         NUMBER OF SHARES      PROXY NUMBER

                       THIS PROXY WILL BE VOTED AS DIRECTED.  UNLESS
            OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE THREE DIRECTORS PROPOSED.
            The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

                                    Dated: ____________________________, 19 ____


                                    ___________________________________________
                                                (Signature of Shareholder)

                                    ___________________________________________
                                                (Signature of Shareholder)

            Please sign exactly as name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please give full title of such, and if signing for a corporation, give your title. When shares are in the names of more than one person, any one may sign.

            PLEASE DATE, SIGN, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.